UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2005

SUPERVALU INC.

(Exact name of registrant as specified in its charter)

Delaware	1–5418	41–0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road
Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 828-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

SUPERVALU INC. (the “Company”) is providing updated information relating to the Company’s outstanding common stock and options as of May 25, 2005. Options for 851,131 shares of common stock have been exercised during the period from February 26, 2005 to May 25, 2005. As a result, as of May 25, 2005, there were 135,879,851 shares of the Company’s common stock outstanding and 12,882,238 options to purchase the Company’s common stock outstanding.

The following table summarizes stock option information as of May 25, 2005.

	OPTIONS OUTSTANDING			OPTIONS EXERCISABLE
Range of Exercise Prices	Number of Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$12.25 to $15.61	1,097,922	4.96	$14.69	973,322	$14.59
15.69 to 15.90	1,341,009	7.35	15.89	641,826	15.88
16.08 to 22.25	1,413,610	4.87	19.89	1,209,810	20.08
22.44 to 27.51	1,118,718	3.30	23.71	1,007,509	23.61
27.52 to 29.21	1,802,666	6.18	28.12	1,459,986	28.15
29.29 to 29.90	1,948,462	8.78	29.89	775,232	29.89
29.96 to 34.46	4,159,851	6.05	32.44	2,039,866	31.73

$12.25 to $34.46	12,882,238	6.15	$26.08	8,107,551	$24.86

Option shares available for grant were 924,276 at May 25, 2005. The total number of shares remaining available for future issuance under the Company’s equity compensation plans, excluding shares issuable upon the exercise of outstanding options, warrants and rights as of May 25, 2005 was 1,628,920.

The Company will recommend to its Board of Directors for approval at the next regularly scheduled meeting thereof, that with respect to all future grants under its 2002 Stock Plan (the “Plan”), that the Plan be amended to eliminate the provision that currently allows for shares that are tendered in payment of the exercise price of stock options to be credited back to the number of shares available for grant under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERVALU INC.
(Registrant)

Date: May 26, 2005

	By:	/s/ John P. Breedlove
John P. Breedlove
Associate General Counsel,
Corporate Secretary
(Authorized Officer of Registrant)